UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: December 23, 2013)

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Board of Directors (which constitutes the Audit Committee), after consultation with management, concluded on December 23, 2013, that it was necessary to restate the Company’s financial statements for the fiscal quarters ended March 31, 2013 and June 30, 2013. With respect to the Quarterly Report on Form 10-Q filed on May 15, 2013 for the fiscal quarter ended March 31, 2013, we corrected the comparative balance sheet information as of March 31, 2013, the statement of operations for the three months and six months ended March 31, 2013, and the statement of cash flows for the six months ended March 31, 2013 to reflect impairment of previously capitalized exploration costs. This correction resulted in the recording of $12,582,927 impairment of oil and natural gas properties for the three months and six months ended March 31, 2013, resulting in an increase in the net loss of $12,582,927 for each of those periods. With respect to the Quarterly Report on Form 10-Q filed on August 14, 2013 for the fiscal quarter ended June 30, 2013, we corrected the comparative balance sheet information as of June 30, 2013, the statement of operations for the three months and nine months ended June 30, 2013, and the statement of cash flows for the nine months ended June 30, 2013 to reflect impairment of previously capitalized exploration costs. This correction resulted in the recording of $1,959,128 and $14,542,055 impairment of oil and natural gas properties for the three months and nine months ended June 30, 2013, respectively, resulting in an increase in the net loss for the same amount for those periods. Therefore, the previously issued financial statements contained in our Quarterly Reports on Form 10-Q for such quarters should no longer be relied upon. The Company has filed, on the date hereof, with the SEC Forms 10-Q/A for the March 31, 2013 and June 30, 2013 fiscal quarters (collectively, the “Amended Quarterly Reports”) that include only the restated financial statements and footnotes that are required to be filed in each respective quarter as well as the revised narrative disclosure impacted by the restated financial statements.

The financial statement footnote 2 in each of the Amended Quarterly Reports contains a table detailing the impact of the corrections as well as disclosure relevant to the restatement. The Company’s Annual Report on Form 10-K filed on the date hereof includes the restated financial information for such periods.

The Company uses the full cost method of accounting for oil and gas exploration and development activities. Under the full cost method of accounting, all costs associated with the exploration for and development of oil and gas reserves are capitalized on a country-by-country basis into a single cost center (“full cost pool”). Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling both productive and non-productive wells and overhead charges directly related to acquisition, exploration and development activities.

The Company determined that previously capitalized geological and geophysical costs that were properly capitalized in accordance with full cost method accounting rules, should not be excluded from the depletion base as originally accounted for in accordance with the full cost rules defined in Regulation S-X Rule 4-10, since the Company did not yet directly own the specific unevaluated properties these G&G costs related to.  As a result of including these G&G costs within the depletion base of the full cost pool the capitalized costs were effectively impaired, since the Company did not yet own the specific leasehold properties or have established proven reserves.  Though the Company determined that these G&G costs have provided value to the Company in identifying specific unevaluated properties it will attempt to acquire, accounting guidance requires the G&G costs to be included in the depletion base since the specific unevaluated properties had not been acquired by the Company as of the date these G&G costs were capitalized. Once the specific unevaluated properties are acquired by the Company, the cost of their acquisition and subsequent G&G costs, if any, that are directly associated with the acquired unevaluated properties will be capitalized within the full cost pool and excluded from the depletion base until proven reserves are established.

The Board of Directors has discussed the matters disclosed in this Item 4.02 with the Company’s independent registered accounting firm, Mantyla McReynolds LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 30, 2013

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer